Exhibit 99.3

One Stop Systems, Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition by One Stop Systems, Inc. (“OSS”), of Concept Development, Inc., (“CDI”) following the execution on August 22, 2018, of an Agreement and Plan of Merger and Reorganization (the “Agreement”) with CDI and Mr. James M. Reardon pursuant to which CDI was acquired by OSS and CDI became a wholly-owned subsidiary (the “Acquisition”). As consideration for the Acquisition, OSS paid $646,760 in cash and issued 1,266,364 shares of OSS common stock, $0.0001 par value (the “Shares”).  The Acquisition closed on August 31, 2018.

The unaudited pro forma condensed consolidated financial statements are based upon the estimates and assumptions set forth herein. The unaudited pro forma information has been prepared utilizing the historical financial statements and notes thereto, for which OSS and CDI are included herein. The unaudited pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the purchase been affected on the dates indicated or of the results which may be obtained in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of OSS and the historical financial statements of CDI included herein. The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma condensed consolidated balance sheet gives effect to the Acquisition as if it had occurred on June 30, 2018. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2017, and for the six month period ended June 30, 2018, give effect to the Acquisition as if it had occurred on January 1, 2017.

One Stop Systems, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheets

	As of June 30, 2018
			Pro Forma		Combined
	OSS	CDI	Adjustments	Ref.	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$9,267,320	$87,036	$(845,652)	(a)	$8,508,704
Accounts receivable, net	4,510,711	760,080	-		5,270,791
Inventories, net	3,356,075	247,511	-		3,603,586
Prepaid expenses and other current assets	403,839	47,719	-		451,558
Total current assets	17,537,945	1,142,346	(845,652)		17,834,639
Property and equipment, net	1,756,218	42,996	2,030	(b)	1,801,244
Deposits and other	31,215	12,526	-		43,741
Deferred tax assets, net	530,221	570,797	(570,797)	(b)	530,221
Goodwill	3,324,128	-	3,147,040	(c)	6,471,168
Intangible assets, net	411,085	-	1,770,000	(c)	2,181,085
	$23,590,812	$1,768,665	$3,502,621		$28,862,098
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,272,803	$233,916	$-		$1,506,719
Accrued expenses and other liabilities	1,478,791	411,020	254,208	(b)	2,144,019
Notes payable	-	376,363	-		376,363
Total liabilities	2,751,594	1,021,298	254,208		4,027,100
Stockholders’ equity:
Common stock	1,278	139	(12)	(d)	1,405
Additional paid-in capital	22,646,496	-	4,194,546	(d)	26,841,042
Noncontrolling interest	207,261	-	-		207,261
Retained (deficit) earnings	(2,015,817)	747,228	(946,121)	(e)	(2,214,710)
Total stockholders’ equity	20,839,218	747,367	3,248,413		24,834,998
	$23,590,812	$1,768,665	$3,502,621		$28,862,098

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

One Stop Systems, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

	For The Six Month Period ended June 30, 2018
	OSS	CDI	Pro Forma Adjustments	Ref.	Combined Pro Forma
Net revenue	$5,892,666	$1,681,195	$-		$7,573,861
Cost of revenue	4,252,484	1,122,034	-		5,374,518
Gross margin	1,640,182	559,161	-		2,199,343
Operating expenses:					-
General and administrative	1,097,552	398,377	201,853	(f)	1,697,783
Marketing and selling	702,474	-	-		702,474
Research and development	958,775	-	-		958,775
Total operating expenses	2,758,801	398,377	201,853		3,359,032
(Loss) income from operations	(1,118,619)	160,784	(201,853)		(1,159,688)
Other income (expense):					-
Interest expense	-	(12,115)	-		(12,115)
Other, net	54,430	1	-		54,431
Total other income (expense), net	54,430	(12,114)	-		42,316
(Loss) income before provision for income taxes	(1,064,189)	148,670	(201,853)		(1,117,372)
Provision (benefit) for income taxes	555,629	40,792	(61,355)	(h)	535,066
Net (loss) income	$(1,619,818)	$107,878	$(140,498)		$(1,652,438)
Net loss attributable to noncontrolling interest	$(116,996)	$-	$-		$(116,996)
Net (loss) income attributable to common stockholders	$(1,502,822)	$107,878	$(140,498)		$(1,535,442)
Net (loss) income per share attributable to common stockholders:
Basic	$(0.12)				$(0.11)
Diluted	$(0.12)				$(0.11)
Weighted average common shares outstanding:
Basic	12,773,419		1,266,364		14,039,783
Diluted	12,773,419		1,266,364		14,039,783

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

One Stop Systems, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

	For The Year Ended December 31, 2017
	OSS	CDI	Pro Forma Adjustments	Ref.	Combined Pro Forma
Net revenue	$27,538,333	$3,879,880	$-		$31,418,213
Cost of revenue	18,873,797	2,697,036	-		21,570,833
Gross margin	8,664,536	1,182,844	-		9,847,380
Operating expenses:					-
General and administrative	3,502,998	833,157	445,499	(g)	4,781,654
Marketing and selling	2,924,727	-	-		2,924,727
Research and development	2,687,249	-	-		2,687,249
Total operating expenses	9,114,974	833,157	445,499		10,393,630
(Loss) income from operations	(450,438)	349,687	(445,499)		(546,250)
Other income (expense):					-
Interest expense	(199,257)	(23,569)	-		(222,826)
Other, net	30,440	2,157	-		32,597
Total other income (expense), net	(168,817)	(21,412)	-		(190,229)
(Loss) income before provision for income taxes	(619,255)	328,275	(445,499)		(736,479)
(Benefit) for income taxes	(402,717)	(569,997)	(47,244)	(h)	(1,019,958)
Net (loss) income	$(216,538)	$898,272	$(398,255)		$283,479
Net loss attributable to noncontrolling interest	$(313,158)	$-	$-		$(313,158)
Net (loss) income attributable to common stockholders	$96,620	$898,272	$(398,255)		$596,637
Net (loss) income per share attributable to common stockholders:
Basic	$0.02				$0.09
Diluted	$0.01				$0.05
Weighted average common shares outstanding:
Basic	5,449,413		1,266,364		6,715,777
Diluted	10,689,047		1,266,364		11,955,411

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

One Stop Systems, Inc.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1- Basis of presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of CDI’s assets acquired and liabilities assumed and conformed the accounting policies of CDI to its own accounting policies.

The pro forma consolidated financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The consolidated pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of CDI, Inc. as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

Note 2 – Purchase consideration

The Company acquired CDI, Inc. for $4,841,432, consisting of cash of $646,760 and 1,266,364 shares of common stock of One Stop Systems, Inc. with a fair value of $4,194,672 on the date of acquisition.  Fair value was determined based upon the stock price as of August 31, 2018 of $3.63 less a discount of 8.75% for lack for of marketability for one year.

Note 3 - Preliminary purchase price allocation

The Company has performed a preliminary valuation analysis of the fair value of CDI, Inc.’s assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as June 30, 2018.

Cash	$87,036
Accounts receivable	760,080
Inventory	247,511
Prepaid expenses and deposits	60,245
Fixed assets, net	45,026
Customer relationships	1,470,000
Trade name	100,000
Non-compete - Jim Reardon	200,000
Accounts payable and accrued expenses	(899,143)
Notes payable	(376,363)
Total fair value excluding goodwill	1,694,392
Goodwill	3,147,040
Total allocated purchase price	$4,841,432

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statements of operations. The determination of fair value for the identifiable net assets acquired and the allocation of the purchase price was determined by management and considered the results of a third-party appraisal of the fair value of tangible and intangible assets as of August 31, 2018, which is the actual acquisition closing date.

Note 4 - Pro Forma adjustments

The pro forma adjustments are based on management’s assessment and a third-party appraisal’s preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	Reflects cash paid to James Reardon in the transaction of $646,760 and acquisition costs of $198,893.
(b)	Reflects adjustments to estimated fair value of tangible assets and to record the impact of acquired deferred taxes on non-deductible intangible assets and other tax attributes.
(c)

Reflects the intangible assets acquired by the Company at their estimated fair values.  The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of the expected future cash flows. The following table summarizes the estimated fair values of CDI, Inc.’s identifiable intangible assets and their estimated useful lives.  Goodwill represents the excess of the purchase price consideration over the estimated fair value of net assets acquired.

			Amortization Expense
	Estimated Fair Value	Estimated Useful Life in Months	Year Ended December 31, 2017	Six months ended June 30, 2018
Customer relationships	$1,470,000	60	$294,000	$147,000
Trade name	100,000	24	50,000	25,000
Non-compete - Jim Reardon	200,000	36	66,667	33,333
	$1,770,000		$410,667	$205,333

(d)	Represents the net issuance of common shares for the acquisition and elimination of CDI’s outstanding stock:

Issuance of 1,266,364 shares of Company common stock at par $0.0001	$127
Additional paid in capital	4,194,546
$4,194,672

(e)	Represents the elimination of the historical CDI retained earnings and to give effect to the impact of acquisition costs for the acquisition, as follows:

Elimination of CDI retained earnings	$(747,228)
Acquisition expenses (i)	(198,893)
$(946,121)

(f)	The adjustment for general and administrative expenses for the six month period ended June 30, 2018 is as follows:

General and administrative adjustment:
Amortization expense	$205,333
Acquisition expense	(20,450)
Stock compensation expense (ii)	16,970
$201,853

(i)	Acquisition expense for the six month period ended June 30, 2018 and through closing of transaction as of August 31, 2018 is as follows:

Acquisition expenses through June 30, 2018	$20,450
Additional acquisition costs incurred subsequent to June 30, 2018	174,443
Escrow fees	4,000
$198,893

(ii)	Stock compensation expense for the six month period ended June 30, 2018 and for the year ended December 31, 2017 is as follows:

				Stock Compensation Expense
	Number of Options	Option value	No of months	Year Ended December 31, 2017	Six months ended June 30, 2018
Stock compensation expense:	60,000	$1.6970	36	$33,940	$16,970

(g)	The adjustment for general and administrative expenses for the year ended December 31, 2017 is as follows:

General and administrative adjustment:
Amortization expense	$410,667
Stock compensation expense	33,940
Employment agreements	892
$445,499

(i)

New employment contracts with the sole selling shareholder in connection with the acquisition of CDI results in an increase in annual compensation of $0 and $892, which is reflected in the pro forma statements of operations for the six months ended June 30, 2018 and the year ended December 31, 2017, respectively.

(h)	Reflects the tax consequences of the pro forma adjustments for applicable period.

	Six months ended June 30, 2018	Year Ended December 31, 2017
Adjusted CDI (loss) income before tax (after pro forma adjustments)	$(73,633)	$(117,224)
Effective tax rate	27.93%	40.30%
Revised tax provision	(20,563)	(47,244)
Current balance	40,792	-	*
Required adjustment	$(61,355)	$(47,244)

* Current provision only reflects adjustment to effect a change from an S corporation to a C corporation